                                                                   Exhibit 10.33

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                      LICENSE AGREEMENT FOR LEVOCETIRIZINE

 BETWEEN UCB FARCHIM S.A., having its registered office at Z.I de Planchy, 10 chemin de Croix Blanche, C.P. 411, CH-1630 Bulle, Switzerland, acting in its own name and on behalf of its AFFILIATE (S), hereinafter "UCB"

                                                      on the one hand,

AND SEPRACOR INC., having its registered office at 111 Locke Drive, Marlborough, MA 01752, USA, hereinafter "SEPRACOR",

                                                     on the other hand,

              (individually a Party and collectively the Parties)

                                   WITNESSETH:

WHEREAS, SEPRACOR owns patents with respect to Levocetirizine;

WHEREAS, UCB has expertise and resources in manufacturing, marketing, distribution and management of pharmaceutical products (more particularly in the field of respiratory diseases) and owns patents in respect of Cetirizine and Levocetirizine; and

WHEREAS, UCB desires to obtain an exclusive license under SEPRACOR's patents to manufacture, promote, distribute and sell pharmaceutical products containing Levocetirizine in the TERRITORY subject to the terms and conditions herein set forth and SEPRACOR is willing to grant said license.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

1.1 "ACTIVE INGREDIENT" means the pharmaceutical compound (-) Cetirizine, also known as Levocetirizine, or (-) [2-[4-[(4-Chlorophenyl)phenylmethyl]-1-piperazinyl]ethoxy]acetic acid, including pharmaceutically acceptable salts and esters thereof. . For the avoidance of any doubt, the parties expressly agree that racemic Cetirizine is not included within the definition of ACTIVE INGREDIENT.

1.2 "AFFILIATE" means with respect to a party (i) any company at least fifty percent (50%) of whose issued and voting capital is owned or controlled, directly or indirectly, by said party, or (ii) any company which owns or controls, directly or indirectly, at least fifty percent (50%) of the issued and voting capital of said party. A company shall be an AFFILIATE for such time as the above-described ownership or control exists.

1.3. "CALENDAR QUARTER" " shall mean a three (3) month period ending on March 31, June 30, September 30, and December 31.

1.4. "COMBINATION PRODUCT" means any pharmaceutical specialty containing ACTIVE INGREDIENT and at least one other active substance.

1.5. "MARKETING YEAR" means each calendar year during the term of this Agreement, provided that the first MARKETING YEAR shall begin on the first day of the month during which UCB first invoices PRODUCT in the TERRITORY and shall end on December 31 of the same year, and the last MARKETING YEAR shall begin on the last January 1 during the term of this Agreement and shall end upon its expiration or termination.

1.6. "MARKET SALES" means the sales of PRODUCT invoiced to an independent third party by UCB or by any of its sublicensees or AFFILIATE (S) in a particular country of the TERRITORY for all therapeutic indications, exclusive of that portion of that is prescribed by dermatologists ( the "dermatologist portion"), unless a SEPRACOR PATENT is granted in such country covering such dermatological applications. The dermatologist portion shall be determined on a PRODUCT by PRODUCT basis by an independent third party selected by mutual agreement of the parties. The dermatologist portion shall deemed to be

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

      equal to the number of units of a PRODUCT that is prescribed by dermatologists in Belgium, Germany, France, Spain, and Italy, divided by the total number of units of such PRODUCT prescribed in Belgium, Germany, France, Spain, and Italy, such numbers to be determined by an analysis of available relevant prescription audit data for PRODUCT. For the avoidance of doubt, in the event that sales of PRODUCT are invoiced by UCB to its AFFILIATE(S) or sublicensee(s) in a particular country of the TERRITORY, such sales shall not be included in the MARKET SALES; rather, Market Sales shall include the invoiced sale by the UCB AFFILIATE(S) or sublicensee to their customers. MARKET SALES in a legal tender which is not the United States Dollar ("Dollar"), shall be converted into Dollars for the purposes hereof at the average of the exchange rate of the currency of invoicing into Dollars, as reported in the Wall Street Journal (Eastern Edition) during the CALENDAR QUARTER of invoicing of the PRODUCT.

1.7. "MONO-PRODUCT" means any pharmaceutical specialty containing the ACTIVE INGREDIENT as its sole active substance.

1.8. "NET SALES" means the net value of the MARKET SALES, being the gross amount minus [**] and [**] for [**] for [**] or [**] included in the [**] and [**] included in the [**]

1.9. "PATENT COMBINATION PRODUCT" means a COMBINATION PRODUCT covered by one or more claims of granted SEPRACOR COMBINATION PATENTS.

1.10. "PRODUCT" means any pharmaceutical specialty containing the ACTIVE INGREDIENT as an active substance. PRODUCT shall include MONO-PRODUCT and COMBINATION PRODUCT.

1.11. "SEPRACOR KNOW-HOW" shall mean information which (i) as of the effective date hereof, is in the possession of SEPRACOR, which it is allowed to disclose to UCB and which relates specifically to the manufacture, sale, distribution, registration, use or testing of ACTIVE INGREDIENT or PRODUCT, or (ii) hereafter, during the term of this Agreement, is developed solely by SEPRACOR independent of any third party and which relates specifically to the manufacture, sale, distribution, registration, use or testing of ACTIVE INGREDIENT or PRODUCT.

1.12. "SEPRACOR PATENT" means the patents and patent applications in the TERRITORY listed in Schedule1.12 (a) together with the patents and patent applications in the TERRITORY listed in Schedule 1.12(b), together with continuations, continuations in part, divisionals and reissues thereof in the TERRITORY, and any extensions or SPCs of any of the foregoing. SEPRACOR BASIC PATENTS shall mean the patents and patent applications in the TERRITORY listed in Schedule 1.12(a) together with any continuations, continuations in part, divisionals and reissues thereof in the TERRITORY, and any extensions or SPCs of any of the foregoing. SEPRACOR COMBINATION PATENTS shall mean the patent application listed in Schedule 1.12(b) together with any continuations, continuations in part, divisionals and reissues thereof in the TERRITORY, and any extensions or SPCs of any of the foregoing.

1.13. "TERRITORY" means the entire world, less the USA and Japan.

ARTICLE 2 - OBJECT OF THE AGREEMENT

2.1   Grant of license

      Subject to the terms and conditions of this Agreement, SEPRACOR hereby grants UCB, and UCB hereby accepts, (i) an exclusive license in the TERRITORY, including the right to sublicense within the TERRITORY, under SEPRACOR PATENT(S), to manufacture, have manufactured, promote, distribute and sell PRODUCT in the TERRITORY and (ii) a nonexclusive license in the TERRITORY, including the right to sublicense within the TERRITORY, under SEPRACOR KNOW-HOW, to manufacture, have manufactured, promote, distribute and sell PRODUCT in the TERRITORY.

2.2   SEPRACOR KNOW-HOW

      Promptly upon execution of this Agreement and throughout the term hereof SEPRACOR shall disclose to UCB the SEPRACOR KNOW-HOW. At UCB's request, SEPRACOR shall request in writing from third parties towards which it may be bound by confidentiality obligations (if any) their consent to the disclosure, by SEPRACOR to UCB, of SEPRACOR KNOW-HOW.

2.3   Trademark

      UCB shall be free to select the trademark for the sale and marketing of PRODUCT in the TERRITORY; such trademark will be and remain the sole property of UCB.

2.4   Clinical development, PRODUCT Registration

      (a) UCB shall, at UCB's expense, use good faith reasonable efforts to develop, and obtain marketing authorization for the MONO-PRODUCT in the TERRITORY.

      (b) UCB shall be responsible for conducting all clinical trials with the ACTIVE INGREDIENT and obtaining for PRODUCT marketing authorization from the regulatory authorities in those countries of the TERRITORY in which UCB in its sole discretion shall so elect, the initial list of which is attached in Schedule 2.4.

2.5   Development Reports

      Within one month after the end of each CALENDAR QUARTER, UCB shall provide SEPRACOR with a quarterly report of the status of the research and development activities and progress of any application for marketing authorization, as applicable, in connection with PRODUCT in the TERRITORY. Further, UCB shall inform SEPRACOR of commencement, completion, and results of the major phases of clinical development of the

      PRODUCT, including but not limited to Phase II and Phase III clinical trials, submission of applications for marketing authorization, approval letters, and launch. It is, however, understood that UCB shall not be required to disclose confidential parts of the results of the said clinical development. In case SEPRACOR enters into a license agreement with a third party to make, use, or sell Product under SEPRACOR PATENTS for the territory of the United States of America and/or Japan (i) SEPRACOR shall not be entitled to communicate the confidential content of the said reports to such licensee (ii) UCB shall be immediately and automatically released of any obligation under this Section 2.5

2.6   USA and Japan

      During the four month period following the execution of this Agreement SEPRACOR and UCB shall initiate and pursue good faith negotiations on the terms and conditions under which UCB may be granted a license to make, use, and sell Product under SEPRACOR's intellectual property relating to Product in the United States of America and Japan.

      If Parties do not reach an agreement within the said four month period, SEPRACOR shall be free to enter into negotiations with third parties.

ARTICLE 3 - ROYALTIES

3.1   Calculation

      (a) In partial consideration for granting the license pursuant to Section
2.1 of this Agreement, UCB shall pay to SEPRACOR a running royalty at the rates set out in Schedule 3.1 hereto calculated as a percentage of the total NET SALES of MONO-PRODUCT. Royalties shall be payable on sales of MONO-PRODUCT in each country of the TERRITORY in which the SEPRACOR BASIC PATENTS have been granted at the time of such sale. Royalties shall be payable until such time as the SEPRACOR BASIC PATENT expires in the country in question or is held invalid or unenforceable in such country in a binding decision from which no appeal has been taken or from which no appeal has been taken in the time allowed for appeal, subject to the following two sentences. If the SEPRACOR BASIC PATENT is held invalid or unenforceable in a country of the Territory, and if an independent third party generic equivalent of MONO-PRODUCT is legally introduced in such country, the royalty obligation of this Section 3.1(a) shall be suspended as to such MONO-PRODUCT in such country. If SEPRACOR successfully appeals against the decision which holds the SEPRACOR BASIC PATENT invalid or unenforceable, UCB shall upon notification of such appeals decision retroactively pay to SEPRACOR royalties on the sales during the time period from the suspension of the royalty obligation until the appeals decision.

      (b) In partial consideration for granting the license pursuant to Section
2.1 of this Agreement, UCB shall pay to SEPRACOR a running royalty at the rates set out in Schedule 3.1 hereto calculated as a percentage of the total NET SALES of PATENT COMBINATON PRODUCT as follows: Royalties shall be payable on NET SALES of PATENT COMBINATION PRODUCT in each country of the TERRITORY in which such claim of the SEPRACOR COMBINATION PATENTS has been granted at the time of such sale. Royalties shall be payable until such time as the SEPRACOR COMBINATION PATENT expires in the country in question or is held invalid or unenforceable in such country in a binding decision from which no appeal has been taken or from which no appeal has been taken in the time allowed for appeal, subject to the following two sentences. If a SEPRACOR COMBINATION PATENT covering a PATENT COMBINATION PRODUCT is held invalid or unenforceable in a country of the TERRITORY, and if an independent third party generic equivalent of the PATENT COMBINATION PRODUCT is legally introduced in such country, the royalty obligation of this Section 3.1(b) shall be suspended as to such product in such country. If SEPRACOR successfully appeals against the decision which holds the SEPRACOR COMBINATION PATENTS invalid or unenforceable, UCB shall upon notification of such appeals decision retroactively pay to SEPRACOR royalties on the sales during the time period from the suspension of the royalty obligation until the appeals decision. The full amount of NET SALES of PATENT COMBINATION PRODUCT shall be subject to the royalty obligation of this Section 3.1(c).

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

       (c) As regards COMBINATION PRODUCT containing ACTIVE INGREDIENT and pseudoephedrine as the sole active substances, the royalty obligation of Section
3.1 (a) shall apply to [**] of the full amount of NET SALES of such PRODUCT.

      (d) As regards COMBINATION PRODUCT other than the ones referred to under points (b) and (c) of this Section 3.1, the royalty obligation of Section 3.1
(a) shall apply, and NET SALES subject to the royalty rate set forth in Schedule
3.1 shall be calculated by multiplying number of grams of ACTIVE INGREDIENT in the COMBINATION PRODUCT by the weighted average Net Sales price of a gram of ACTIVE INGREDIENT sold in the form of MONO-PRODUCT in the country of sale; provided, however, that if MONO-PRODUCT is not available in the country of sale, the full amount of NET SALES of such COMBINATION PRODUCT shall be subject to the royalty rate set forth in Schedule 3.1. ".

3.2   Financial Reporting

      UCB shall provide a report in writing to SEPRACOR within thirty (30) days of the end of each CALENDAR QUARTER which will set forth the NET SALES for the considered CALENDAR QUARTER and the detailed calculation of the royalties due to SEPRACOR pursuant to Section 3.1 for the same period.

3.3   Terms of payment

      At the same time as the report required under Section 3.2 above, UCB shall pay to SEPRACOR at its address set forth in Section 3.7 below, the full amount of royalties due as per Section 3.1 here above for the said period. At the end of each MARKETING YEAR, UCB shall reconcile the amount of royalty due SEPRACOR against the actual amounts paid for the MARKETING YEAR concerned. In case of underpayment by UCB, UCB shall promptly pay the difference; in case of overpayment by UCB, UCB shall be entitled to offset the difference against the royalties due for the next CALENDAR QUARTER.

      Any such payment shall be made in U.S. Dollars.

3.4   Taxes

      All royalties to be paid to SEPRACOR by UCB pursuant to this Agreement shall be paid after deduction of the withholding taxes lawfully imposed thereon, which taxes shall be paid by UCB for the account of SEPRACOR; provided that UCB shall upon request supply SEPRACOR with original or certified copies of official certificates stating that the aforesaid taxes have been actually paid for the account of SEPRACOR. The previous sentence notwithstanding, the parties hereto will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law, in order to enable UCB to make such payments to SEPRACOR without any deduction or withholding.

3.5   Records

      UCB shall keep and maintain, and shall cause its AFFILIATE(S), sublicensees and assigns to keep and maintain, complete and accurate records and books of account in sufficient detail and form so as to enable royalties to be determined, including but not limited to, true and accurate records of sales of PRODUCT and calculations of NET SALES and royalties. SEPRACOR shall have the right to audit the records of UCB at its own expense using a nationally recognized firm of independent certified accountants. Such accountants will have access on reasonable notice to UCB and its AFFILIATE(S) and sublicensees' records during reasonable business hours for the purpose of verifying the royalties for the two preceding years. Notwithstanding the foregoing, this right may not be exercised more than once in any calendar year, and once a calendar year is audited it may not be reaudited, and said accountant shall disclose to SEPRACOR only information relating solely to the accuracy of the reports

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

      provided to SEPRACOR and the payments made to SEPRACOR under this Agreement.

      Any adjustment required as a result of an audit conducted under this Article shall be made within twenty-five (25) days after the date on which the accountant conducting the audit issues a written report to SEPRACOR and UCB containing the results of the audit. If any underpayment by UCB is greater than five percent (5%) of the amount previously paid to SEPRACOR for the relevant quarter, the costs and expenses of the audit shall be paid for by UCB. In the case of overpayment, UCB may, at its option, offset royalties and interest (if any) payable to SEPRACOR by the amount of the overpayment.

3.6 No part of any amount payable to SEPRACOR under this Agreement may be reduced due to any counterclaim, set-off, adjustment or other right which UCB might have against SEPRACOR, any other party or otherwise, except as expressly stated to the contrary in this Agreement.

3.7 All payments to SEPRACOR pursuant to this Agreement shall be made by wire transfer, to Fleet Bank of Massachusetts, 75 State Street, Boston, Massachusetts 02109 (ABA #011000138) to Account No. [**] or such other bank or account as SEPRACOR may from time to time designate in writing.

ARTICLE 4 - SALES

4.1   Reasonable efforts

      UCB shall use reasonable efforts to extend and develop the sales of MONO-PRODUCT within the TERRITORY and to promote the same to all potential purchasers thereof, all in a manner consistent with the efforts used by UCB in connection with other products of similar strategic and financial significance.

4.2   Launch date

      Unless the approved price of PRODUCT, or other market conditions, does not warrant launch, UCB shall launch PRODUCT within three (3) months from the date of obtention of marketing authorization and any required government price and reimbursement approvals in a particular country of the TERRITORY. However, UCB may extend this three (3) month period after due consultation with SEPRACOR, up to maximum six (6) months, so as to allow UCB to launch the PRODUCT shortly before the pollen season in a particular country of the TERRITORY. For the avoidance of doubt, the parties expressly agree that possible encroachment of PRODUCT sales into sales by UCB, its affiliates or licenses, of products containing racemic cetirizine shall not constitute grounds for delaying launch of PRODUCT pursuant to this Section 4.2.

ARTICLE 5 - INTELLECTUAL PROPERTY RIGHTS

5.1   Patent protection

      SEPRACOR shall be responsible for maintaining and prosecuting at its own expense the SEPRACOR PATENTS.

5.2   Registration of license

      UCB shall be entitled to register the present license at any Patent Offices if such registration is permissible or needed under the law of the countries in respect of which the license is granted. SEPRACOR shall give UCB any powers and authorization necessary for this purpose. The expenses of such registrations shall be borne by UCB.

5.3   Infringement of SEPRACOR PATENTS

      UCB shall inform SEPRACOR in writing of all cases of infringement of any of the SEPRACOR PATENTS that come to UCB's attention.

      SEPRACOR shall have the right, but not the obligation, to take legal action against third parties for infringement of any SEPRACOR PATENTS in the TERRITORY, provided it promptly (but in no event later than four weeks after it was informed by UCB of the case of infringement) notifies UCB in writing of its decision to take legal action. If SEPRACOR decides it will take action, it shall have full control thereover. UCB shall have the right to consult with SEPRACOR and be represented by its own counsel at its own expense, and SEPRACOR shall in good faith consider UCB's interests in the conduct of any such suit. UCB shall have the right, prior to commencement of an action brought by SEPRACOR, to join such action as a party; provided, however, that SEPRACOR shall retain control of such action as set forth above. UCB shall reasonably cooperate with SEPRACOR in any such action (including but not limited to joining such action as a party in the event that UCB's absence as a party would adversely affect the action). In the event that UCB has been joined in the action, no settlement, consent judgment or other voluntary final disposition of the action may be entered into without the consent of UCB.

      The cost of an action brought by SEPRACOR against an infringer shall be borne by SEPRACOR. Any amounts recovered shall, after deduction of the costs of litigation, be apportioned between UCB and SEPRACOR, proportional to their respective damage; provided however, that any punitive, exemplary, or other enhanced damages shall be apportioned equally between the parties.

      In case SEPRACOR notifies UCB that it will not take legal action against the infringer or in case SEPRACOR has not notified UCB of its decision to take action within the four week period referred to in the first paragraph of this Section 5.3, UCB shall have the right to undertake the same at its own cost and discretion, and any amounts recovered shall be retained by UCB. Pending the conduct, by UCB, of such legal action against the infringer and until UCB has obtained a binding decision from which no appeal has been taken or from which no appeal has been taken in the time allowed for appeal, UCB shall be released of the obligation to pay royalties on the NET SALES in the country or countries in which a third party infringes the SEPRACOR PATENTS.

5.4   Infringement of third party rights

      In the event of institution of an infringement action in the TERRITORY by a third party against UCB alleging infringement of any intellectual property rights of such third party in connection with the manufacture, use, or sale of PRODUCT UCB, UCB shall undertake the defense thereof at their own expense and discretion.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

SEPRACOR warrants and represents that it has all right, title and interest in the SEPRACOR PATENTS.

SEPRACOR warrants and represents that, to the best of its knowledge, the SEPRACOR PATENTS that are granted as of the effective date hereof are valid and enforceable .

SEPRACOR warrants and represents that it has not and will not enter into any agreement, oral or written, with any third party preventing the use of the SEPRACOR PATENTS in the TERRITORY by UCB.

UCB warrants and represents that it is not currently a party to, and during the term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

ARTICLE 7 - CONFIDENTIALITY

7.1 Each party ("Receiving Party") acknowledges that any information supplied to it by the other party ("Disclosing Party") under this Agreement relating to the Disclosing Party's and/or the Disclosing Party's AFFILIATE(S)' business and/or the ACTIVE INGREDIENTS and/or PRODUCT is confidential and undertakes to keep secret any such confidential information. The Receiving Party shall not without the Disclosing Party's prior written consent disclose the confidential information to any third party nor use the same for any purpose other than the fulfillment of its obligations under the terms of this Agreement.

7.2 The Receiving Party shall ensure that each of its employees to whom any such information is disclosed is made aware prior to such disclosure of the restrictions herein contained and that such employees observe such restrictions.

7.3 The obligations of Section 7.1 shall have no application when and to the extent that confidential information: was known to the receiving party prior to receipt from the disclosing party; was generally available to the trade or to the public prior to receipt thereof from the disclosing party; through no act on the part of the receiving party, hereafter becomes information generally available to the trade or to the public; corresponds in substance to information received in good faith by the receiving party from a third party and is not subject to an obligation of confidentiality owed by the third party to the disclosing party; is hereafter independently developed by an employee or agent of the receiving party without reference to information received hereunder; or is required to be disclosed by law, regulation, or other act of governmental authority, provided, however, that the receiving party shall give prompt notice to the disclosing party of any such required disclosure in order to afford the disclosing party an opportunity to oppose or limit the required disclosure.

7.4 Nothing in this Article 7 shall prevent UCB or its sublicensees to exercise their rights granted under or pursuant to this Agreement.

ARTICLE 8 - TERM AND TERMINATION

8.1   Term

      This Agreement shall be effective on the date of last signature hereof and shall continue for the duration of the SEPRACOR PATENTS.

8.2   Termination by either party

      In addition to other termination rights provided in this Agreement, either Party may terminate this Agreement on written notice to the other party, effective immediately

      (i) if the other Party commits a material breach of any of its obligations under this Agreement which is not cured within ninety (90) days of written notice from the other Party specifying the breach. SEPRACOR may effectuate termination on a country-by-country basis in connection with breach by UCB arising out of Section 2.4, 4.1, or 4.2.

      Such right of termination shall be without prejudice, and in addition to any other remedy the non-defaulting Party may have at law or in equity due to the other Party's breach of its obligations hereunder.

      (ii) if the other party is dissolved or liquidated, files or has filed against it a petition under any bankruptcy or insolvency law, makes an assignment for the benefit of its creditors or has a receiver appointed for all or substantially all of its property.

8.3   Termination by SEPRACOR

      SEPRACOR shall have the right to terminate this Agreement, effective immediately, if after the effective date, UCB, its AFFILIATE(S), sublicensees or assigns, or any third party of which SEPRACOR can demonstrate it acts on the behalf of UCB, its AFFILIATE(S), sublicensees or assigns, persists despite a written notice sent by SEPRACOR in any proceeding or action alleging invalidity or unenforceability of SEPRACOR PATENT(S) in the TERRITORY, or non-infringement of SEPRACOR PATENT(S) by any PRODUCT for any use, before any court, administrative or other government agency, or patent authority in the TERRITORY, or initiates or participates in any such proceeding or action before any court, administrative or other government agency, or patent authority in the TERRITORY.

ARTICLE 9 - EFFECTS OF TERMINATION

9.1   No relief

      Expiration or termination of this Agreement in whole or in part shall not relieve the parties of the obligation to pay any amounts owing between them, nor shall it relieve the parties of their obligations under Sections 7, 9, 10 and 11, and any other Section providing for its survival, which shall survive such expiration or termination, in accordance with their terms.

9.2   Stocks

      On termination of this Agreement for any reason whatsoever SEPRACOR shall grant UCB sufficient time (which period of time shall not exceed twelve months) to sell its existing stocks of PRODUCT including stock on order at that time (subject to payment to the applicable royalty obligations of this Agreement).

ARTICLE 10 - GOVERNING LAW - JURISDICTION

This Agreement shall be ruled and interpreted according to the laws of England.

Any dispute concerning the validity, the interpretation or the performance of this Agreement shall be finally settled under the Rules of the International Chamber of Commerce by one or more arbitrator(s) appointed in accordance with the said Rules.

The place of arbitration shall be London. The proceedings shall be conducted in the English language.

ARTICLE 11 - GENERAL PROVISIONS

11.1  Force majeure

      The failure of either of the parties hereto to perform any obligation under this Agreement solely by reason of causes beyond its control, including but not limited to acts of God, acts of government, riots, wars, strikes, natural disasters, shall not be deemed to be a breach of this Agreement; provided, however, that the party so prevented from complying herewith shall continue to take all reasonable actions within its power to comply as fully as possible herewith. If such event causes or is reasonably anticipated to cause delay in performance for more than ninety
      (90) days, then either party may terminate this Agreement, effective upon written notice to the other party.

11.2  Assignment - Subcontracting

      This Agreement and each and every covenant, term and condition herein is binding upon and enures to the benefit of the parties hereto and their respective successors.

      Neither Party may without the prior written approval of the other:

      (i) assign this Agreement in whole to any party other than its respective AFFILIATE(S), provided, however, either party may, without such approval, assign the Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction, or

      (ii) designate or cause any party other than its respective AFFILIATE(S) or one or more UCB sublicensees to perform all or part of its activities hereunder or to have the benefit of all or part of its rights hereunder.

      In the event of subcontracting to an AFFILIATE or assignment, the respective AFFILIATE or assignee shall be bound by the provisions of this Agreement.

11.3  Indemnification

      UCB agrees to defend SEPRACOR, its successors and assigns, and its officers, directors, employees, stockholders, agents, AFFILIATE(S) and any person who controls any of such persons at UCB's cost and expense, and will indemnify and hold harmless SEPRACOR, its successors and assigns, and its, officers, directors, employees, stockholders, agents, AFFILIATE(S) and any person who controls any of such persons (an "Indemnified SEPRACOR Party") (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified SEPRACOR Party in connection therewith) (collectively, "Damages") that such Indemnified SEPRACOR Party may sustain, suffer or incur from and against any and all liabilities, claims, demands, judgments, losses, costs, damages, fees or expenses whatsoever arising out of or in connection with the manufacture, commercialization, marketing, sale or use of any PRODUCT, including, but not limited to, claims by a third party alleging infringement of any intellectual property rights of such third party in connection with the manufacture, use, or sale of PRODUCT, and any actual or alleged injury, damage, death or other consequent occurring to any person as a result, directly or indirectly, of the possession, use or consumption of any PRODUCT, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made.

      SEPRACOR shall indemnify and hold harmless UCB its successors and assigns, and its officers, directors, employees, stockholders, agents, AFFILIATE(S) and any person who controls any of such persons (an "Indemnified UCB Party") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified UCB Party in connection therewith) (collectively, "Damages") that such Indemnified UCB Party may sustain, suffer or incur to the extent that such Damages are attributed to it from any breach of any representation, warranty, covenant or agreement of SEPRACOR contained in this Agreement.

      See attached Appendix A which is hereby incorporated by reference.

11.4. Publicity

      SEPRACOR and UCB shall jointly issue a press release promptly after the execution hereof concerning this Agreement, which press release shall be agreed to between the parties prior to issue. A party may not publicize or disclose the terms or conditions hereof without the prior written consent of the other party. Nothing in the foregoing, however, shall prohibit a party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange, provided same is accurate and complete. In such event, however, the disclosing party shall use good faith efforts to consult with the other party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

11.5  Headings

      Headings are inserted for convenience and shall not affect the meaning or interpretation of this Agreement or any article thereof.

11.6  Waiver

      No waiver of any default hereunder by either party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

11.7  Severability

      Should any part of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

11.8  Notices

      All notices given by one party to the other party shall be in writing. They shall be deemed given the sooner of receipt or three business days after having been posted.

      They shall be addressed to the addresses indicated on the first page of this Agreement:

      if to UCB:                    UCB FARCHIM S.A.
                                    Attn: General Manager

      if to SEPRACOR:               SEPRACOR Inc.
                                    Attn:  President, Pharmaceuticals

      or to the latest address of such party as shall have been communicated in writing to the other party.

11.9  Entire agreement

      This Agreement and the Schedules hereto constitute the whole understanding between the parties on the subject matter hereof and shall prevail on any other terms. Any amendment or modification to this Agreement shall only be made in writing and shall only be valid when signed by both parties.

      11.10 Independent Contractor

      The activities to be performed by either Party hereunder are undertaken by it as an independent contractor and not as an agent of the other Party. Neither Party shall at any time, enter into or incur, or hold itself out to third parties as having authority to enter into or incur on behalf of the other Party, any commitments, expenses or liabilities whatsoever. It is not the intent of the Parties hereto to form any partnership or joint venture and it is understood and agreed that no such partnership or joint venture shall be created by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Done in two copies, each party having received its copy.

UCB FARCHIM S.A.                          SEPRACOR Inc.

  /s/ Croufer                             /s/ David S. Barlow
----------------------------              -------------------

Name: Croufer                             Name: David S. Barlow

Title: Vice President                     Title: President, Pharmaceuticals

 /s/ Marc Wiers
----------------------------              ------------------------

Name: Marc Wiers                          Name:

Title: President                          Title:

Place:      Atlanta                       Place:  Atlanta

Date:       May 27, 1999                  Date:  May 27, 1999

                            LIST OF SCHEDULES

to the License Agreement between SEPRACOR Inc. and UCB FARCHIM S.A., signed on May 27, 1999

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

SCHEDULE 1.12     SEPRACOR PATENTS

Our Ref. No.  Country  Application No.  Filing Date     Patent No.    Issue Date   Subject  Status

[**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

SCHEDULE 2.4 Initial list of countries in which MARKETING AUTHORIZATION will be sought


               [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

SCHEDULE 3.1

To the extent the cumulative applicable NET SALES in a given MARKETING YEAR are below USD [**]

On the part of applicable NET SALES between USD [**]

On the part of applicable NET SALES between USD [**]

On the part of applicable NET SALES exceeding USD [**].